Exhibit 21.1

HILLENBRAND, INC.

SUBSIDIARIES OF THE REGISTRANT

All subsidiaries of the Company are wholly-owned Indiana corporations, unless otherwise noted.

Subsidiaries of Hillenbrand, Inc.

Batesville Services, Inc.

Process Equipment Group, Inc., a New Jersey corporation

Batesville Services, Inc.

Subsidiaries of Batesville Services, Inc.

Batesville Casket Company, Inc.

Batesville Interactive, Inc.

Batesville Logistics, Inc.

Batesville Manufacturing, Inc.

Batesville Casket de Mexico, S.A. de C.V., a Mexican corporation

Acorn Development Group, Inc.

BCC JAWACDAH Holdings, LLC

BV Acquisition, Inc.

HMIS, Inc., a New Jersey corporation

The Forethought Group, Inc.

MCP, Inc.

WCP, Inc.

Jointly owned by Batesville Services, Inc. and K-Tron Investment Co.

Hillenbrand International Holding Corporation

Subsidiary of Batesville Casket Company, Inc.

NorthStar Industries, LLC

Subsidiary of Hillenbrand International Holding Corporation

Hillenbrand Luxembourg S.à.r.l.. a Luxembourg company

Subsidiary of Hillenbrand Switzerland GmbH

K-Tron (Schweiz) GmbH, a Swiss limited liability company

Subsidiary of BC Canada Company, ULC

Batesville Canada Ltd., a Canadian corporation

Subsidiary of Batesville Holding UK Limited

Batesville Casket UK Limited, a United Kingdom corporation

Subsidiary of Batesville Casket de Mexico, S.A. de C.V.

Industrias Arga, S.A. de C.V., a Mexican corporation

Subsidiaries of Hillenbrand Luxembourg S.à.r.l.

Batesville Holding UK, Ltd, a UK corporation

Hillenbrand Switzerland GmbH, a Swiss limited liability company

Green Tree Manufacturing, LLC

Modern Wood Products, LLC

Jointly owned by Green Tree Manufacturing, LLC, and Modern Wood Products, LLC

Global Products Co., S.A. de C.V., a Mexican corporation

Jointly owned by MCP, Inc. and WCP, Inc.

NADCO, S.A. de C.V., a Mexican corporation

Process Equipment Group, Inc., a New Jersey corporation

Subsidiaries of Process Equipment Group, Inc.

K-Tron Investment Co., a Delaware Corporation

K-Tron Technologies, Inc., a Delaware Corporation

Rotex Global, LLC, a Delaware limited liability company

Subsidiaries of K-Tron Investment Co.

Gundlach Equipment Corporation, a Delaware corporation

K-Tron America, Inc., a Delaware corporation

Pennsylvania Crusher Corporation, a Delaware corporation

Premier Pneumatics, Inc., a Delaware corporation

Subsidiaries of K-Tron (Schweiz) GmbH

BC Canada Company, ULC, a Nova Scotia Unlimited Liability corporation

HIE Heavy Industrial Equipment (Beijing) Co., Ltd., a Chinese FICE

K-Tron Asia PTE Ltd, a Singapore corporation

K-Tron China Limited, a Hong Kong corporation

K-Tron Deutschland GmbH, a German limited liability company

K-Tron Great Britain Ltd, a UK corporation

K-Tron (Shanghai) Co Ltd, a Chinese FICE

K-Tron France S.à.r.l., a French company

Rotex Global (Hong Kong) Ltd., a Hong Kong corporation

Rotex Europe Ltd., a UK corporation

Wuxi K-Tron Colormax Machinery Co., Ltd., a Chinese WFOE

Wuxi Process Equipment Manufacturing Co., Ltd., a Chinese WFOE

Subsidiary of Pennsylvania Crusher Corporation

Jeffrey Rader Corporation, a Delaware corporation

Subsidiaries of Jeffrey Rader Corporation

Jeffrey Rader AB, a Swedish corporation

RC II, Inc., a Georgia corporation

Subsidiary of RC II, Inc.

Jeffrey Rader Canada Company, a Canadian company

Subsidiaries of K-Tron America, Inc.

K-Tron Colormax Limited, a UK corporation

K-Tron PCS Limited, a UK corporation

Subsidiary of Rotex Europe Ltd.

Rotex Japan Limited, a UK corporation

Subsidiary of K-Tron Asia Pte Ltd., with nominal local ownership:

PEG Process Equipment India LLP, an Indian Partnership